Exhibit 10.3

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date: December 29, 2015

Original Conversion Price (subject to adjustment herein): $0.80

$7,500,000

SECOND AMENDED AND RESTATED

SENIOR SECURED CONVERTIBLE DEBENTURE

DUE MAY 31, 2019

THIS SECOND AMENDED AND RESTATED SENIOR SECURED CONVERTIBLE DEBENTURE due May 31, 2019 (this “Debenture”) is made by InterCloud Systems, Inc., a Delaware corporation, (the “Company”), having its principal place of business at 1030 Broad Street, Suite 102, Shrewsbury, NJ 07702, and amends and restates the 10% Original Issue Discount Senior Secured Convertible Debenture (as subsequently amended and restated, amended and otherwise modified) originally issued pursuant to that certain Securities Purchase Agreement (the “Purchase Agreement”), dated December 29, 2015, by and between the Holder (as defined below) and the Company.

FOR VALUE RECEIVED, the Company promises to pay in cash to JGB (Cayman) Waltham Ltd. or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of $7,500,000 on May 31, 2019 (the “Maturity Date”) or such earlier date as this Debenture is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture in accordance with the provisions hereof. As of May 17, 2016, the date of this amendment and restatement, the outstanding principal balance of this Debenture is $6,100,000 and the accrued and unpaid interest thereon is $42,616.44. This Debenture is subject to the following additional provisions:

Section 1.          Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Debenture, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:

“0.67% Notes” means the Amended and Restated Senior Secured Convertible Note of the Company issued to JGB (Cayman) Concord Ltd., as may be subsequently amended, restated, modified and supplemented.

“Alternate Consideration” shall have the meaning set forth in Section 5(d).

“Applicable Interest Rate” means an annual rate equal to 0.67%, and, in any event, following the occurrence and during the continuance of an Event of Default, an annual rate equal to three percent (3%).

“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within sixty (60) days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within sixty (60) calendar days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, (g) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing, or (h) the Company or any Significant Subsidiary is or will be unable to pay its debts generally as they become due.

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 4(d).

“Blocked Account” shall have the meaning set forth in Section 7(f).

“Blocked Account Agreement” shall have the meaning set forth in Section 7(f).

“Bloomberg” means Bloomberg, L.P.

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“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Buy-In” shall have the meaning set forth in Section 4(c)(v).

“Change of Control Transaction” means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting securities of the Company (other than by means of conversion or exercise of the Debenture and the Securities issued together with the Debenture), (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than fifty percent (50%) of the aggregate voting power of the Company or the successor entity of such transaction, (c) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than fifty percent (50%) of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a three year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the date hereof), or (e) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

“Common Stock” means the common stock of the Company, $0.0001 par value per share.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

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“Consolidated EBITDA” means, for any period, for the Company and Guarantors (as defined in the Purchase Agreement) on a consolidated basis, an amount equal to the net income (on a consolidated basis) of the Company and the Guarantors for such period plus (a) the following to the extent deducted in calculating such net income: (i) all interest and premium payments of the Company and the Guarantors in connection with borrowed money actually paid by the Company and the Guarantors in such period, (ii) the provision for federal, state, local and foreign income taxes payable by the Company and the Guarantors for such period, (iii) depreciation and amortization expense and (iv) other non-recurring expenses of the Company and the Guarantors reducing net income which do not represent a cash item in such period or any future period and minus (b) the following to the extent included in calculating such net income: (i) Federal, state, local and foreign income tax credits of the Company and the Guarantors for such period and (ii) all non-cash items increasing net income for such period. For the avoidance of doubt, the calculation of Consolidated EBITDA shall exclude, for all purposes, Vaultlogix, Data Protection Services, LLC, U.S. Data Security Acquisition, LLC and U.S. Data Security Corporation.

“Conversion Date” shall have the meaning set forth in Section 4(a).

“Conversion Price” shall have the meaning set forth in Section 4(b).

“Conversion Schedule” means the Conversion Schedule in the form of Schedule 1 attached hereto.

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of this Debenture in accordance with the terms hereof.

“DACA” means each Deposit Account Control Agreement, dated as of the date hereof, by and between the Company or Subsidiary, as applicable, PNC Bank, National Association and the Holder.

“Debenture Register” shall have the meaning set forth in Section 2(d).

“Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction or by way of a merger) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person, excluding any sales of inventory in the ordinary course of business on ordinary business terms.

“Distributions” shall have the meaning set forth in Section 5(c).

“Dollar Volume Amount” means, with respect to any Trading Day, seven percent (7%) of the aggregate dollar trading volume of the Common Stock on the Principal Market (or other applicable Trading Market) over the twenty (20) consecutive Trading Days immediately prior to such Trading Day. For the purposes of this definition the term “dollar trading volume” for any Trading Day shall be determined by multiplying the VWAP by the volume as reported on Bloomberg for such Trading Day.

“DTC” means the Depository Trust Company.

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“Equity Conditions” means, during the period in question, (a) the Company shall have duly honored all conversions occurring by virtue of one or more Notices of Conversions, if any, (b) the Company shall have paid all liquidated damages and other amounts owing to the Holder in respect of this Debenture, (c) all of the Conversion Shares may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions as determined by the counsel to the Company as set forth in a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the Holder, provided, however, this condition shall not be deemed satisfied (1) during any Rule 12b-25 extension period with respect to any quarterly or annual report of the Company that is not filed by the prescribed due date for such quarterly or annual report (without giving effect to any extension period) or (2) during any period that the Company is not in compliance with the current public information requirements under Rule 144 or any information requirements of paragraph (i) of Rule 144, (d) the Common Stock is trading on a Trading Market and all of the Conversion Shares issuable pursuant to the Transaction Documents are listed or quoted for trading on such Trading Market (and the Company believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future) and the issuance of such Conversion Shares would not violate the rules and regulations of any such Trading Market, (e) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the Conversion Shares then issuable pursuant to this Debenture, (f) there is no existing Event of Default and no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default, (g) the issuance of the Conversion Shares in question to the Holder would not violate the limitations set forth in Section 4(d) herein, (h) there has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction that has not been consummated, (i) the applicable Holder is not in possession of any information provided by the Company that constitutes, or may constitute, material non-public information, and (j) the Common Stock is DTC eligible and the Company and its transfer agent is participating in DTC’s Fast Automated Securities Transfer Program.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Event of Default” shall have the meaning set forth in Section 8(a).

“FGI Litigation” means InterCloud Systems, Inc., TNS Inc, Integration Partners – NY Corporation, ADEX Corporation, AW Solutions, Inc., as plaintiffs, against Faunus Group, Inc., Index No. 652720/2015, Supreme Court of the State of New York, New York County, and any other litigation, proceeding or action arising out of the same facts and circumstances in dispute in the foregoing.

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“Forced Conversion” shall have the meaning set forth in Section 6(b).

“Forced Conversion Amount” shall have the meaning set forth in Section 6(b).

“Forced Conversion Notice” shall have the meaning set forth in Section 6(b).

“Forced Conversion Period” shall have the meaning set forth in Section 6(b).

“Fundamental Transaction” shall have the meaning set forth in Section 5(d).

“Holder Redemption Amount” shall have the meaning set forth in Section 6(a).

“Holder Redemption Notice” shall have the meaning set forth in Section 6(a).

“Holder Redemption Payment Date” shall have the meaning set forth in Section 6(a).

“Holder Redemption Right” shall have the meaning set forth in Section 6(a).

“Indebtedness” shall include (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, current swap agreements, interest rate hedging agreements, interest rate swaps or other financial products, (c) all capital or equipment lease obligation or purchase money security interests, (d) all obligations or liability secured by a Lien (except for Liens described in clauses (a) and (b) of the definition of Permitted Liens) on any asset of the Company, irrespective of whether such obligation or liability is assumed), and (e) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse) any of the foregoing obligations of any other person or entity.

“Investments” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition (including by merger) of Equity Interests of another Person, (b) a loan, advance or capital contribution to, guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person.

“Late Fees” shall have the meaning set forth in Section 2(c).

“Mandatory Default Amount” means the sum of (a) 105% of the outstanding principal amount of this Debenture plus 100% of accrued and unpaid interest thereon, and (b) all other amounts, costs, expenses and liquidated damages due in respect of this Debenture.

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“Monthly Allowance” shall have the meaning set forth in Section 6(a).

“New York Courts” shall have the meaning set forth in Section 9(d).

“Notice of Conversion” shall have the meaning set forth in Section 4(a).

“Original Issue Date” means December 29, 2015, regardless of any transfers of any Debenture or amendments to the Debenture and regardless of the number of instruments which may be issued to evidence such Debenture.

“Permitted Indebtedness” means (a) the indebtedness evidenced by the Debentures, (b) lease obligations and purchase money indebtedness of up to $250,000, in the aggregate, incurred in connection with the acquisition of capital assets and lease obligations with respect to newly acquired or leased assets, (c) Subordinated Indebtedness, (d) Indebtedness outstanding on the Original Issue Date and identified on Schedule A hereto, and (e) the 0.67% Note.

“Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP, (b) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien, (c) Liens incurred in connection with Permitted Indebtedness under clause (a) thereunder, (d) Liens incurred in connection with Permitted Indebtedness under clause (b) thereunder, provided that such Liens are not secured by assets of the Company or its Subsidiaries other than the assets so acquired or leased, (e) Liens existing on the Original Issue Date and identified on Schedule B hereto; and (f) the purported Lien against the assets of the Company in favor Faunus Group International, Inc., provided that the purported Indebtedness, claims and/or other liabilities secured thereby do not exceed $750,000 in the aggregate and, provided, further that such Lien is terminated by not later than June 30, 2016 and the FGI Litigation shall be dismissed, settled or finally adjudicated by such date.

“Person” means any natural person, corporation, partnership, limited liability company, limited liability partnership, joint venture, trust, association, company, or other entity, and any governmental authority or self-regulatory organization.

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“Principal Market” means the Nasdaq Capital Market or such other Trading Market where the Common Stock is then listed or quoted.

“Purchase Rights” shall have the meaning set forth in Section 5(b).

“Secured Debt Obligation” means, on any date of determination, the aggregate outstanding principal amount of the Debenture plus all accrued and unpaid interest thereon plus all other amounts, costs, expenses and liquidated damages due in respect of the Debentures as of such date.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Delivery Date” shall have the meaning set forth in Section 4(c)(ii).

“Special Payment Date” shall have the meaning set forth in Section 2(e).

“Subordination Agreement(s)” shall have the meaning given in the Securities Purchase Agreement.

“Subordinated Indebtedness” means unsecured Indebtedness of the Company (i) with a maturity at least 90 days after the Maturity Date, (ii) where the Company is not obligated to make any payments thereunder (other than in shares of Common Stock) until a date that is at least 90 days after the Maturity Date, and (iii) that is subject to a subordination agreement with terms and conditions satisfactory to the Holder in its sole discretion.

“Successor Entity” shall have the meaning set forth in Section 5(d).

“Threshold Period” shall have the meaning set forth in Section 6(b).

“Threshold Price” shall have the meaning set forth in Section 6(b).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the Principal Market (or any successors to any of the foregoing).

“Vaultlogix” means Vaultlogix, LLC, a wholly-owned Subsidiary of the Company.

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“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (local time in New York City, New York) to 4:00 p.m. (local time in New York City, New York)), (b) if the Common Stock is not then listed or quoted for trading on a Trading Market and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority of the then outstanding principal amount of the Debentures and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Working Capital” means, as of any date of determination, (i) the Company’s and each Guarantor’s cash on deposit in a bank account subject to a DACA and the Blocked Account and (ii) the amount of the Company’s and each Guarantor’s accounts receivables which are not more than ninety (90) days past due and the proceeds thereof, upon collection, would be deposited into a bank account subject to a DACA, provided, for purposes hereof, the following shall be excluded from the calculation of Working Capital: (i) any accounts receivable of Vaultlogix, Data Protection Services, LLC, U.S. Data Security Acquisition, LLC, and U.S. Data Security Corporation (ii) any accounts receivable for which an invoice has not been presented to the account debtor, (iii) any accounts receivable where the account debtor is an Affiliate of the Company or any Subsidiary, (iv) any accounts receivable that are more than sixty (60) days past due, and (iv) any accounts receivable payable by an account debtor that is owed any monetary obligation by the Company or any Subsidiary.

Section 2.          Interest; Late Fees; Prepayment.

a)          Payment of Interest in Cash. The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture at the Applicable Interest Rate, payable monthly in arrears as of the last Trading Day of each calendar month and on the Maturity Date (if any such date is not a Business Day, then the applicable payment shall be due on the next succeeding Business Day) in cash.

b)          Interest Calculations. Interest shall be calculated on the basis of a 360-day year and the actual number of days elapsed, and shall accrue daily commencing on May __, 2016, until payment in full of the outstanding principal, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made. Interest hereunder will be paid to the Person in whose name this Debenture is registered on the records of the Company regarding registration and transfers of this Debenture (the “Debenture Register”).

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c)          Late Fee. All overdue accrued and unpaid interest to be paid hereunder shall entail a late fee at an interest rate equal to the lesser of fifteen percent (15%) per annum or the maximum rate permitted by applicable law (the “Late Fees”) which shall accrue daily from the date such interest is due hereunder through and including the date of actual payment in full.

d)          Prepayment. The Company may not prepay any portion of the principal amount of this Debenture without the prior written consent of the Holder.

e)          Special Payment. The Company shall pay to the Holder an additional amount equal to seven and one-half percent (7.5%) of the outstanding principal amount on this Debenture on each of May 31, 2017, May 31, 2018 and May 31, 2019 (“Special Payment Date”); provided, however, if the VWAP for the Common Stock was never below the Conversion Price for any five (5) consecutive Trading Days during the twelve month (12) period preceding a Special Payment Date, then no such amount shall be due and payable pursuant to this Section 2(e) for such Special Payment Date. For the avoidance of doubt, the foregoing constitutes an additional special payment, and is not in lieu of any payment of interest or principal due under this Note. For the avoidance of doubt, the payment hereunder is in addition to all outstanding principal and accrued and unpaid interest and not in reduction thereof.

Section 3.          Registration of Transfers and Exchanges.

a)          Different Denominations. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

b)          Investment Representations. This Debenture may be transferred or exchanged only in compliance with applicable federal and state securities laws and regulations.

c)          Reliance on Debenture Register. Prior to due presentment for transfer to the Company of this Debenture, the Company and any agent of the Company may treat the Person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

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Section 4.          Conversion.

a)          Voluntary Conversion. At any time, and from time to time, until this Debenture is no longer outstanding, this Debenture shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at any time and from time to time (subject to the conversion limitations set forth in Section 4(d) hereof). The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount of this Debenture to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. To effect conversions hereunder, the Holder shall not be required to physically surrender this Debenture to the Company unless the entire principal amount of this Debenture, plus all accrued and unpaid interest thereon, has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Debenture in an amount equal to the applicable conversion. The Holder and the Company shall maintain records showing the principal amount(s) converted and the date of such conversion(s). In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture may be less than the amount stated on the face hereof.

b)          Conversion Price. The conversion price in effect on any Conversion Date shall be equal to $0.80, subject to adjustment herein (the “Conversion Price”).

c)          Mechanics of Conversion.

i.          Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Debenture to be converted by (y) the Conversion Price.

ii.         Delivery of Certificate Upon Conversion. Not later than three (3) Trading Days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder (A) a certificate or certificates representing the Conversion Shares which, on or after June 29, 2016, shall be free of restrictive legends and trading restrictions (other than those which may be required by the Purchase Agreement) representing the number of Conversion Shares being acquired upon the conversion of this Debenture and (B) a wire transfer of immediately available funds in the amount of accrued and unpaid interest. On or after June 29, 2016, the Company shall deliver any certificate or certificates required to be delivered by the Company under this Section 4(c) electronically through DTC without any restrictive legends provided that (i) the Company is in compliance with the current public information requirements of Rule 144 and (ii) the Holder has delivered to the Company a broker representation letter that the shares of Common Stock represented by such certificates have been sold pursuant to Rule 144. The Company shall cause, at its own expense, Pryor Cashman LLP to provide any legal opinions required to deliver shares free of restrictive legends pursuant to this Section 4(c).

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iii.        Failure to Deliver Certificates. If, in the case of any Notice of Conversion, such certificate or certificates are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Debenture delivered to the Company and the Holder shall promptly return to the Company the Common Stock certificates issued to such Holder pursuant to the rescinded Conversion Notice.

iv.         Obligation Absolute; Partial Liquidated Damages. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Debenture in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In the event the Holder of this Debenture shall elect to convert any or all of the outstanding principal amount hereof, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Debenture shall have been sought and obtained, and the Company posts a surety bond for the benefit of the Holder in the amount of 150% of the outstanding principal amount of this Debenture, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to the Holder to the extent it obtains judgment. In the absence of such injunction, the Company shall issue Conversion Shares upon a properly noticed conversion. If the Company fails for any reason to deliver to the Holder such certificate or certificates pursuant to this Section 4(c) by the second Trading Day following the Share Delivery Date, the Company shall pay to the Holder, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of principal amount being converted, $10 per Trading Day (increasing to $20 per Trading Day on the fifth (5th) Trading Day after such liquidated damages begin to accrue) for each Trading Day after the second Trading Day following such Share Delivery Date until such certificates are delivered or Holder rescinds such conversion; provided, however, if the Company has failed to deliver a certificate or certificates pursuant to this Section 4(c) by the Share Delivery Date more than twice in any twelve (12) month period, then such partial liquidated damages shall begin to accrue on the Share Delivery Date. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 8 hereof for the Company’s failure to deliver Conversion Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

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v.          Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such certificate or certificates by the Share Delivery Date pursuant to Section 4(c)(ii), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount, if any, by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Debenture in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 4(c)(ii). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Debenture with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon conversion of this Debenture as required pursuant to the terms hereof.

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vi.         Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Debenture, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder, not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth herein and in the Purchase Agreement) be issuable upon the conversion of the then outstanding principal amount of this Debenture. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and non-assessable.

vii.        Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Debenture. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

viii.       Transfer Taxes and Expenses. The issuance of certificates for shares of the Common Stock on conversion of this Debenture shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that, the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Debenture so converted and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all Transfer Agent fees required for processing of any Notice of Conversion and all fees to DTC (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

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d)          Holder’s Conversion Limitations. The Company shall not effect any conversion of this Debenture, and a Holder shall not have the right to convert any portion of this Debenture, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any Persons acting as a group together with the Holder or any of the Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of this Section 4(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4(d) applies, the determination of whether this Debenture is convertible (in relation to other securities owned by the Holder together with any Affiliates) and of which principal amount of this Debenture is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Debenture may be converted (in relation to other securities owned by the Holder together with any Affiliates) and which principal amount of this Debenture is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(d), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company, or (iii) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Debenture, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Debenture held by the Holder. The Holder, upon not less than sixty one (61) days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 4(d), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Debenture held by the Holder and the Beneficial Ownership Limitation provisions of this Section 4(d) shall continue to apply. Any such increase or decrease will not be effective until the sixty first (61st) day after such notice is delivered to the Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Debenture.

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Section 5.          Certain Adjustments.

a)          Stock Dividends and Stock Splits. If the Company, at any time while this Debenture is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or payment of interest on, this Debenture), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)          Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 5(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete Conversion of this Note (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

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c)          Pro Rata Distributions. During such time as this Debenture is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Debenture, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Debenture (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder's right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d)          Fundamental Transaction. If, at any time while this Debenture is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of fifty percent (50%) or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than fifty percent (50%) of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Debenture, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 4(d) on the conversion of this Debenture), the number of shares of capital stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Debenture is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 4(d) on the conversion of this Debenture). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Debenture following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Debenture and the other Transaction Documents in accordance with the provisions of this Section 5(d) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Debenture, deliver to the Holder in exchange for this Debenture a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Debenture which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Debenture (without regard to any limitations on the conversion of this Debenture) prior to such Fundamental Transaction, and with a conversion price which applies the Conversion Price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Debenture immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Debenture and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Debenture and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

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e)          Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

f)          Notice to the Holder.

i.          Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 5, the Company shall promptly deliver to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii.         Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Debenture, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Debenture Register, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to convert this Debenture during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

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Section 6.          Optional Redemption at the Election of the Holder; Forced Conversion.

a)          Commencing on May 17, 2016, the Holder shall have the right, at its option, to require the Company to redeem in cash up to one hundred sixty nine thousand four hundred forty five dollars ($169,445) of the outstanding principal amount of this Debenture plus accrued and unpaid interest thereon (the “Monthly Allowance”) per calendar month (the “Holder Redemption Right”). The Holder may exercise its Holder Redemption Right for a calendar month, at any time and from time to time, during such calendar month, by sending one or more written notices, the form of which is attached hereto as Annex B (each a “Holder Redemption Notice”), to the Company by not later than 11:59:59 P.M. (local time in New York City, New York) on the last Trading Day of such calendar month, which Holder Redemption Notices shall specify the principal amount to be redeemed and the amount of accrued and unpaid interest thereon (the “Holder Redemption Amount”). The Company shall promptly, but in any event no more than three (3) Trading Days after the date that the Holder delivers a Holder Redemption Notice to the Company (the “Holder Redemption Payment Date”), pay the applicable Holder Redemption Amount to the Holder in cash by wire transfer of immediately available funds. For the avoidance of doubt, the Holder and the Company agree that the Holder may deliver more than one Holder Redemption Notice during a calendar month provided that the sum of the Holder Redemption Amounts set forth in all of the Holder Redemption Notices delivered during such calendar month does not exceed the Monthly Allowance. Notwithstanding the preceding sentence, in the event that the Company settles or compromises the FGI Litigation or a judgment is entered against the Company in in the FGI Litigation, in any case, for an amount in excess of $150,000 (such amount in excess of $150,000, the “FGI Resolution Amount”), the Holder shall have the right, at the Holder’s option, to require the Company to redeem pursuant to this Section 6(a) an additional amount equal to the FGI Resolution Amount, in whole or in part, at any time and from time to time, and the Company acknowledges that in such event, that the aggregate Holder Redemption Amount set forth in all of the Holder Redemption Notices delivered during a calendar month may exceed the Monthly Allowance until the FGI Resolution Amount is reduced to zero.

b)           Forced Conversion. If, at any time after July 1, 2016, (i) the VWAP for Common Stock equals or exceeds two hundred percent (200%) of the Conversion Price (the “Threshold Price”) for any five (5) consecutive Trading Days (the “Threshold Period”), and (ii) the Equity Conditions have been satisfied on each Trading Day during the Threshold Period and each of the ten (10) consecutive Trading Days immediately prior to the first day of the Threshold Period, then the Company shall have the option, within two (2) Trading Days after the end of any such Threshold Period, to deliver a written notice to the Holder (a “Forced Conversion Notice”) to cause the Holder to convert, pursuant to Section 4 hereof, a principal amount of this Debenture (a “Forced Conversion”), during the thirty (30) Trading Day period after the Holder’s receipt of the Forced Conversion Notice (the “Forced Conversion Period”), equal to the lesser of [(1) the Dollar Volume Amount for date of the Forced Conversion Notice and (2) two million dollars ($2,000,000) (such lesser amount, the “Forced Conversion Amount”); provided, however, if the Equity Conditions cease to be satisfied at any time during the Forced Conversion Period or the VWAP for the Common Stock on any Trading Day during the Forced Conversion Period is less than the Threshold Price, then the Holder shall be under no further obligation with respect to such Forced Conversion. The Holder shall effect any Forced Conversion by delivering one or more Notices of Conversions pursuant to Section 4 at any time, and from time to time, during the applicable Forced Conversion Period, for an aggregate principal amount equal to the Forced Conversion Amount. For the avoidance of doubt, the Company may deliver more than one Forced Conversion Notice during the term of this Debenture, provided, that it may not deliver a Forced Conversion Notice during any Forced Conversion Period unless there is no further Forced Conversion Amount that is as yet unconverted. For the further avoidance of doubt, nothing in this Section 6(b) shall be deemed to limit the Holder’s right to voluntarily convert all or any portion of this Debenture, at any time, and from time to time, in accordance with Section 4, and the Holder may submit Notices of Conversion for a principal amount of this Debenture in excess of the Forced Conversion Amount during any Forced Conversion Period. The Company will not deliver a Forced Conversion Notice hereunder unless it also delivers a Forced Conversion Notice under the 0.67% Note.

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Section 7.          Covenants.

a)          As long as any portion of this Debenture remains outstanding, unless the Holder shall have otherwise given prior written consent, the Company shall not, and shall not permit any of the Subsidiaries to, directly or indirectly:

i.          other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any Indebtedness of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

ii.         other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

iii.        make or hold any Investments, including making any Investment in a Subsidiary that is not a Guarantor;

iv.        Dispose of any of its assets other than the sale of inventory in the ordinary course of business consistent with past practices;

v.         amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder;

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vi.         merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person or otherwise suffer or permit a Change of Control Transaction or Fundamental Transaction;

vii.        repay, repurchase or offer to repay, repurchase or otherwise acquire any Equity Securities;

viii.       repay, repurchase or offer to repay, repurchase or otherwise acquire any Indebtedness other than (i) the Debentures and (ii) payments by the Company in the form of shares of Common Stock permitted by the Subordination Agreements; provided that, subject to Section 7 of that certain Forbearance and Amendment Agreement dated as of May 17, 2016, by and between the Holder and the Company, the Company may refinance the Indebtedness payable to Forward Investments, LLC (but for the avoidance of doubt, may not repay Forward Investments, LLC in cash with any cash on hand or other general funds of the Company or any of its Subsidiaries);

ix.         pay cash dividends or distributions on any Equity Securities;

x.          create any new Subsidiary unless such Subsidiary is promptly added as a Guarantor and promptly executes a joinder to the Subsidiary Guaranty and Security Agreement;

xi.         enter into any transaction with any Affiliate of the Company which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval);

xii.        enter into any agreement with respect to any of the foregoing.

b)          Consolidated EBITDA Covenant. The Company shall maintain as of the last day of each fiscal quarter (commencing with the quarter ended March 31, 2016), Consolidated EBITDA for the trailing three (3) month period then ended on such day in an amount equal to or greater than $0.01.

c)          Working Capital Covenant. The Company shall maintain at all times (tested as of the end of each calendar quarter upon delivery of a compliance certificate for each such calendar quarter as provided in Section 7(d)), a ratio of Working Capital to Secured Debt Obligation of not less than 2.00:1.00.

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d)          Compliance Certificate. Immediately following the filing of its Quarterly Report on Form 10-Q for any fiscal quarter and, with respect to any fourth fiscal quarter, its Annual Report on Form 10-K, and commencing with the fiscal quarter ending on March 31, 2016, the Company shall deliver to the Holder a compliance certificate containing a calculation of its Consolidated EBITDA and the ratio of Working Capital to Secured Debt Obligation, in each case, for such fiscal quarter. Such compliance certificate shall not contain any material, non-public information and shall be derived solely the Company’s publicly available financial information. If any Quarterly Report on Form 10-Q or Annual Report on Form 10-K required to be filed by the Company is not filed by the expiration of any Rule 12b-25 extension period, the Company shall be deemed to have breached the covenants contained in Section 7(b) and Section 7(c).

e)          DACAs. The Company shall keep all deposit account control agreements with PNC Bank, National Association and Iberia Bank in continuous effect until the Debentures have been indefeasibly repaid in full. The Company shall cause the Holder to have online view access to all bank accounts with PNC Bank, National Association and Iberia Bank. Neither the Company nor any Subsidiary shall have any deposit accounts that are not subject to a deposit account control agreement in favor the Holder.

f)          Blocked Account. The Company shall, at all times while this Debenture remains outstanding, maintain on deposit in a segregated account of the Company (separate from and exclusive of any accounts of any Subsidiary of the Company) at PNC Bank, National Association (the “Blocked Account”) an amount of unencumbered cash equal to the lesser of (x) $4,000,000 and (y) the outstanding principal amount of this Debenture. Such account shall be subject to a deposit account control agreement which shall be in substantially the form of PNC Bank, National Association’s hard account agreement and otherwise acceptable to the Holder (the “Blocked Account Agreement”). For the avoidance of doubt, after such time that the outstanding principal amount of this Debenture is less than $4,000,000, the Holder shall, on a weekly basis, provided that no Event of Default has occurred and is continuing and that after giving effect to such instructions the Company will be in compliance with Section 7(c), provide written instructions in accordance with the Blocked Account Agreement with respect to the Blocked Account to wire transfer any funds in excess of the outstanding principal amount of this Debenture to an account of the Company identified to the Holder in writing. In no event shall the Blocked Account be subject to any Liens (including any Permitted Liens) other than the Liens of the Holder. At any time and so long as the ratio of Working Capital to Secured Debt Obligation is not less than 2.00:1.00 for two consecutive calendar quarters, then the Holder may, in its sole and absolute discretion, reduce the amount required to be maintained on deposit in the Blocked Account to such lesser amount as the Holder may determine in its sole and absolute discretion.

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Section 8.            Events of Default.

a)          “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i.          any default in the payment of (A) the principal amount of any Debenture or (B) interest, liquidated damages and other amounts owing to a Holder on any Debenture, as and when the same shall become due and payable, in any case, whether on a Conversion Date, the Maturity Date or Holder Redemption Date or by acceleration or otherwise;

ii.         the Company shall fail to observe or perform any other covenant or agreement contained in this Debenture (other than a breach by the Company of its obligations to deliver shares of Common Stock to the Holder upon conversion, which breach is addressed in clause (viii) below) which failure is not cured, if possible to cure, within the earlier to occur of (A) five (5) Trading Days after notice of such failure sent by the Holder or by any other Holder to the Company and (B) ten (10) Trading Days after the Company has become or should have become aware of such failure; provided, that any failure to observe or perform any provision of Sections 7 shall be an immediate Event of Default without any grace period;

iii.        a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) or any material breach shall occur under (A) any of the Transaction Documents or (B) any other material agreement, lease, document or instrument to which the Company or any Subsidiary is obligated (and not covered by clause (vi) below);

iv.         any representation or warranty made in this Debenture, any other Transaction Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

v.          the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) shall be subject to a Bankruptcy Event;

vi.         the Company or any Subsidiary (including Vaultlogix, Data Protection Services, LLC, U.S. and Data Security Acquisition, LLC) shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $250,000, whether such Indebtedness now exists or shall hereafter be created, and (b) results in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

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vii.        (a) the Common Stock shall not be eligible for listing or quotation for trading on a Trading Market and shall not be eligible to resume listing or quotation for trading thereon within five (5) Trading Days, (b) the shares of Common Stock are suspended from trading or otherwise not listed or quoted for trading on a Trading Market for five (5) Trading Days (which need not be consecutive) during any twelve (12) month period, or (c) the shares of Common Stock are suspended from trading or otherwise not listed or quoted for trading on a Trading Market for three (3) consecutive Trading Days;

viii.       the Company shall fail for any reason to deliver certificates to a Holder prior to the second Trading Day after a Share Delivery Date or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention to not honor requests for conversions of this Debenture in accordance with the terms hereof;

ix.         the Company or any Guarantor shall breach any agreement delivered to the initial Holders pursuant to Section 2.2 of the Purchase Agreement;

x.          a Public Information Failure occurs and continues uncured for ten (10) consecutive Trading Days;

xi.         the electronic transfer by the Company of shares of Common Stock through DTC or another established clearing corporation is no longer available or is subject to a “chill”;

xii.        any monetary judgment, writ or similar final process shall be entered or filed against the Company, any subsidiary or any of their respective property or other assets for more than $500,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of forty five (45) calendar days;

xiii.       an Event of Default (as defined therein) occurs and is continuing under the 0.67% Note;

xiv.        the Company or PNC Bank, National Association fails to comply with its obligations under the Blocked Account Agreement or notifies the Holder of its intention to not comply with the terms of the Blocked Account Agreement;

xv.         PNC Bank, National Association closes, or notifies the Holder and/or the Company of its intention to close, the Blocked Account; or

xvi.        PNC Bank, National Association terminates, or notifies the Holder and/or the Company of its intention to terminate, the Blocked Account Agreement.

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b)          Remedies Upon Event of Default. If any Event of Default occurs, the outstanding principal amount of this Debenture, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash at the Mandatory Default Amount; provided, that such acceleration shall be automatic, without any notice or other action of the Holder required, in respect of an Event of Default occurring pursuant to clause (v) of Section  8(a). For the avoidance of doubt, in no event shall the Mandatory Default Amount (or any portion thereof) be payable in shares of Common Stock. Upon the payment in full of the Mandatory Default Amount in cash, the Holder shall promptly surrender this Debenture to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Debenture until such time, if any, as the Holder receives full payment pursuant to this Section 8(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 9.           Miscellaneous.

a)          Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, by email attachment, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, or such other facsimile number, email address, or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 9(a).  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, by email attachment, or sent by a nationally recognized overnight courier service addressed to the Holder at the facsimile number or email address or address of the Holder appearing on the books of the Company, or if no such facsimile number or email attachment or address appears on the books of the Company, at the principal place of business of such Holder, as set forth in the Purchase Agreement.  Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) (or such later time expressly specified elsewhere in this Debenture) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) (or such later time expressly specified elsewhere in this Debenture) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

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b)          Absolute Obligation. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct debt obligation of the Company.

c)          Lost or Mutilated Debenture. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, reasonably satisfactory to the Company.

d)          Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Debenture or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Debenture, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

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e)          Amendments; Waivers. No provision herein may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the holders of the Debentures then outstanding or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Debenture shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

f)          Severability. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Debenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

g)          Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief.  The remedies provided in this Debenture shall be cumulative and in addition to all other remedies available under this Debenture and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Debenture.  The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Debenture.

h)          Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

i)          Headings. The headings contained herein are for convenience only, do not constitute a part of this Debenture and shall not be deemed to limit or affect any of the provisions hereof.

j)          Secured Obligation. The obligations of the Company under this Debenture are secured by all assets of the Company pursuant to the Security Agreement, dated as of December 29, 2015 between the Grantors (as defined therein) and the Secured Parties (as defined therein).

*********************

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties below have caused this Debenture to be duly executed by a duly authorized officer as of this 17th day of May, 2016.

InterCloud Systems, inc.

By:__________________________________________ Name: Title: Facsimile No. for delivery of Notices: _______________ E-mail Address for delivery of Notices: ______________

JGB (CAYMAN) WALTHAM LTD.

By:__________________________________________

Name: Brett Cohen

Title: President

Facsimile No. for delivery of Notices: (212) 253-4093

E-mail Address(es) for delivery of Notices:

sehrenberg@jgbcap.com, bcohen@jgbcap.com,
dshmookler@jgbcap.com, jwhite@jgbcap.com

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ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the Second Amended and Restated Senior Convertible Debenture of InterCloud Systems, Inc., a Delaware corporation (the “Company”), into shares of common stock (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts specified under Section 4 of this Debenture, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Debenture to be Converted:

Accrued and unpaid interest thereon:

Make-Whole Amount, if applicable:

Number of shares of Common Stock to be issued:

Signature:

Name:

Address for Delivery of Common Stock Certificates:

Or

DWAC Instructions:

Broker No:

Account No:

ANNEX B

HOLDER REDEMPTION NOTICE

The undersigned hereby exercises its right to require the Company to redeem the Second Amended and Restated Senior Secured Convertible Debenture due May 31, 2019 (the “Debenture”) of InterCloud Systems, Inc., a Delaware corporation (the “Company”), in accordance with Section 6(a) of the Debenture.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

Principal Amount of Debenture to be Redeemed:

Accrued and unpaid interest thereon:

Make-Whole Amount, if applicable:

Signature:

Name:

Wire Instructions:

Schedule 1

CONVERSION SCHEDULE

The Second Amended and Restated Senior Convertible Debenture in the aggregate principal amount of $7,500,000 are issued by InterCloud Systems, Inc., a Delaware corporation. This Conversion Schedule reflects conversions made under Section 4 of the above referenced Debenture.

Dated:

Date of Conversion (or for first entry, Original Issue Date)	Amount of Conversion	Aggregate Principal Amount Remaining Subsequent to Conversion (or original Principal Amount)	Company Attest